Exhibit 10.1

33 New York Avenue

Framingham, MA

Second Amendment to Lease

CRISPR Therapeutics, Inc.

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is made as of April    , 2021 (the “Effective Date”) by and between 33 NYA OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and CRISPR THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Background

Pursuant to the provisions of that certain Lease dated as of May 5, 2020, as amended by that certain First Amendment dated as of November , 2020 (collectively, the “Original Lease”), Landlord, as successor-in-interest to CRP/KING 33 NY AVE. OWNER, L.L.C., leases to Tenant and Tenant leases from Landlord, those certain premises in the building known and numbered as 33 New York Avenue,  Framingham,  MA,  the  “Premises”)  as  set  forth  in  the  Original Lease. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Original Lease. The Original Lease, as amended hereby, is hereinafter referred to as the “Lease.”

Tenant has requested, a Landlord has approved, a revision to the Plans which will increase the square footage of the Prime Premises by a de minimis amount.

Landlord and Tenant desire to enter into this Second Amendment to provide for such revision of the Prime Premises min accordance with the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Landlord and Tenant hereby agree to modify and amend the Original Lease as follows:

1.Prime Premises. Exhibit 1A to the Lease is hereby deleted and replace with Exhibit 1A attached hereto.

(a) Notwithstanding the revision to Exhibit 1A, the parties hereby acknowledge and agree that there shall be no change to the Rentable Square Footage of the Premises, which shall remain 50,249 rentable square feet for all purposes under the Lease.

2.	Miscellaneous

(a)Brokerage. Tenant shall indemnify and hold Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees and agents harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this  Second Amendment.  Any assistance rendered by any agent or employee of

Landlord in connection with this Second Amendment or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

(b)Tenant Confirmations. Tenant represents and warrants to Landlord that (1) the person(s) executing this Second Amendment on behalf of Tenant are duly authorized and have full power to execute and deliver this Second Amendment, (2) to Tenant’s knowledge as of the date hereof, (i) Landlord is not in default of its obligations under the Lease, (ii) nor do circumstances exist which, with the giving of notice or passage of time, or both, would constitute a default by Landlord under the Lease, and (iii) Tenant has no claim, offset, or defense against the enforcement of the Lease in accordance with its terms, and (3) Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.

(c)General. The submission of this Second Amendment to Tenant or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Leased Premises or an offer to lease any space, and no legal obligations shall arise with respect to the Leased Premises hereunder or other matters herein unless and until such time as this Second Amendment is executed and delivered by Landlord and Tenant. This Second Amendment may be executed in one or more counterparts and, when executed by each party, shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this Second Amendment or execution thereof by electronic signature shall be deemed the equivalent of the delivery of the original.

(d)Entire Amendment. This Second Amendment contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

(e)Binding Amendment. This Second Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

(f)Governing Law. This Second Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles.

(g)Authority. Landlord and Tenant each warrants to the other that the person or persons executing this Second Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all of the terms and provisions of this Second Amendment.

(h)Ratification. Except as expressly modified by this Second Amendment, the Lease is hereby confirmed and shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Second Amendment as a sealed Massachusetts instrument as of the Effective Date set forth above.

LANDLORD:

33 NYA OWNER (DE) LLC,
a Delaware limited liability company

By:	/s/ Brian Barriero
Name:	Brian Barriero
Title:	Vice President

By:	/s/ Kristen Binck
Name:	Kristen Binck
Title:	Vice President

TENANT:

CRISPR THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Denis Desmond
Name:	Denis Desmond
Title:	Head of Facilities Services, Operations & Real Estate

EXHIBIT 1A

LEASE PLAN – PRIME PREMISES

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Exhibit 1A, Page 1